EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-04479, 333-05923, 333-42111, 333-71025, 333-88451, 333-52162, 333-52166 and 333-74820) and Forms S-3 (Nos. 333-14549, 333-23193, 333-39787, 333-49825, 333-65397, 333-66287, 333-69737, 333-72357 and 333-84017) of Talk America Holdings, Inc. and its Subsidiaries of our report dated March 29, 2005 relating to the financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 29, 2005